EXHIBIT 10.12

________________________________________________________________________________


                            SHARE PURCHASE AGREEMENT
                Dated Effective the 30th day of September, 2003.



                       __________________________________

                            SHANNON INVESTMENTS LTD.

                                    - AND -

                      SHANNON INTERNATIONAL RESOURCES INC.

                                    - AND -

                         LOGICAL SEQUENCE INCORPORATED

                                    - AND -
                            _______________________


              THE VENDORS OF LOGICAL SEQUENCE INCORPORATED SHARES


                              ___________________
                         ______________________________
                              ___________________





________________________________________________________________________________
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                               TABLE OF CONTENTS

                                                                     Page Number

                                   ARTICLE 1.
                                 INTERPRETATION

 Section 1.1       DEFINITIONS                                            2
 Section 1.2       EXPANDED MEANINGS                                      4
 Section 1.3       ENTIRE AGREEMENT                                       5
 Section 1.4       HEADINGS AND TABLE OF CONTENTS                         5
 Section 1.5       SEVERABILITY                                           5
 Section 1.6       SCHEDULES                                              5


                                   ARTICLE 2.
                                PURCHASE AND SALE

 Section 2.1       PURCHASE AND SALE                                      6
 Section 2.2       BREAKUP FEE                                            6

                                   ARTICLE 3.
                         PRIOR TRANSACTIONS AND PAYMENT

 Section 3.1       TRANSACTIONS PRIOR TO CLOSING                          6

 Section 3.2       PAYMENT OF PURCHASE CONSIDERATION                      6
 Section 3.3       OPTION TO ACQUIRE LOGICAL SHARES                       7

                                   ARTICLE 4.
                                 REPRESENTATIONS

 Section 4.1       REPRESENTATIONS OF THE VENDOR                          7
 Section 4.2       REPRESENTATIONS OF THE PURCHASER                      13


                                    ARTICLE 5
                               VENDOR'S COVENANTS

 Section 5.1       COVENANTS OF THE VENDOR                               17


                                   ARTICLE 6.
                             NO MERGER AND SURVIVAL

 Section 6.1       NON-MERGER                                            18
 Section 6.2       SURVIVAL                                              18

                                   ARTICLE 7.
                                    INDEMNITY

 Section 7.1       INDEMNITY                                             18

                                   ARTICLE 8.
                               PRE-CLOSING MATTERS

 Section 8.1       COVENANTS OF THE VENDORS                              19
 Section 8.2       COVENANTS OF THE PURCHASER                            19
 Section 8.3       EXAMINATION AND INVESTIGATION BY PURCHASER            20
 Section 8.4       EXAMINATION AND INVESTIGATION BY VENDORS              20
 Section 8.5       CORPORATION'S FINANCIAL STATEMENTS                    20


                                   ARTICLE 9.
                      NON-DISCLOSURE AND USE OF INFORMATION

 Section 9.1       USE OF CORPORATION'S INFORMATION                      21
 Section 9.2       USE OF PURCHASER'S INFORMATION                        22
 Section 9.3       PRESS RELEASES                                        23


                                   ARTICLE 10.
          CONDITIONS PRECEDENT TO THE PERFORMANCE UNDER THIS AGREEMENT

 Section 10.1      PURCHASER'S CONDITIONS                                23
 Section 10.2      VENDORS' CONDITIONS                                   25
 Section 10.3      RIGHTS OF THE PURCHASER                               25
 Section 10.4      RIGHTS OF THE VENDORS                                 26
 Section 10.5      RIGHTS OF TERMINATION                                 26


                                   ARTICLE 11.
                                     CLOSING

 Section 11.1      PLACE OF CLOSING AND CLOSING TIME                     26
 Section 11.2      DELIVERIES BY VENDORS                                 26
 Section 11.3      DELIVERIES OF PURCHASER AT CLOSING                    27
 Section 11.4      CLOSING ESCROW                                        27


                                   ARTICLE 12.
                                  MISCELLANEOUS

 Section 12.1      GOVERNING LAW AND ATTORNMENT                          27
 Section 12.2      TIME OF THE ESSENCE                                   28
 Section 12.3      NOTICES                                               28
 Section 12.4      PRIOR AGREEMENTS                                      29
 Section 12.5      FURTHER ASSURANCES                                    29

 Section 12.6      ENUREMENT                                             29

                            SHARE PURCHASE AGREEMENT


     THIS AGREEMENT made effective the 30th day of September, 2003.

     SHANNON INVESTMENTS LTD. a corporation incorporated under the laws of the Province of Alberta, and having an office at the City of Calgary, Alberta (HEREIN CALLED THE "PURCHASER")


                                     - and -

     SHANNON INTERNATIONAL RESOURCES INC.. a corporation incorporated under the laws of the State of Nevada, U.S.A., (herein called "SHANNON")

                                     - and -

     LOGICAL SEQUENCE INCORPORATED., a corporation incorporated under the laws of the Province of Ontario, (herein called "LOGICAL")

                                     - and -

                   Those Parties hereto who are herein defined
                   as and who are Vendors under this Agreement
                         (herein collectively called the
                     "Vendors " and individually a "Vendor")


     WHEREAS the Vendors wish to sell and convey their respective Vendor's Rights to the Purchaser and the Purchaser wishes to purchase and receive such Vendor's Rights from such Vendors in exchange for the Purchase Consideration.

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises hereto and the mutual covenants, warranties, representations, agreements and payments herein set forth, the Parties hereto agree as follows:



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                                       2

                                   ARTICLE 1.
                                 INTERPRETATION


Section 1.1 DEFINITIONS

     In this Agreement, including the premises hereto, this clause and any Schedules hereto, the words and phrases set forth below shall have the meaning ascribed thereto below, namely:

"Business Day" means a day other than a Saturday or Sunday or a statutory holiday in the City of Calgary, in the Province of Ontario.

"Closing Date" means October 31, 2003 or such other date as the parties may mutually determine.

"Closing Time" means 10: a.m. on the Closing Date or as agreed upon by the parties.

"Corporation" means Logical Sequence Incorporated

"Corporation's Assets" means all the Property owned or held by the Corporation or to which the Corporation is entitled as more particularly described in Schedule "A".

"Corporation's Financial Statements" means the most recent unaudited financial statements of the Corporation dated March 31st , 2003 and September 30th , 2003, copies of which are attached as Schedule "B".

"Corporation's Shares" means the common voting shares in the capital of the Corporation, as the same exist at the date hereof and at the Closing Date.

"Dollar" or "$" means dollars of the lawful currency of Canada unless otherwise stated.

"Exchangeable Shares" means those authorized shares by the Purchaser the terms of which are set out in Schedule "E" attached hereto and which shall be issued to the Vendor as Purchase Consideration pursuant to section 3.2 hereof and in accordance with the terms of the Exchangeable Share Provisions;

"Interim Period" means the period of time between the execution and Closing Date of this Agreement and the time of closing all other related transactions as contemplated by Article 3 hereof;

"Option Shares" means those shares of the Corporation held by a Vendor that are not being purchased pursuant to this Agreement and that are subject to the option provided to Shannon as contemplated by section 3.3 hereof;

"Property" means the interests of the Corporation or the Purchaser, as the case may be, in and to all property, assets and rights, including, without limiting the generality of the foregoing, the entire interest of such Party in and to:

(a) all contracts, agreement, documents, production sales contracts, books, records and reports relating to the provision of products and services to its customers and any and all rights in relation thereto;
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                                       3


(b) all intellectual property and rights developed, acquired or incorporated into the products and services of the Corporation or the Purchaser, as the case may be, or purchased in the course of carrying on the business of the Corporation or the Purchaser, as the case may be.

"Party" or "Parties" means a party or parties to and bound by this Agreement.

"Permitted Encumbrances" means, in respect of the Corporation's Assets or the Purchaser's Assets, as the case may be:

(c) inchoate liens, taxes, assessments or governmental charges which are due or which are not delinquent;

(d) inchoate liens incurred or created in the ordinary course of business as security in favour of any other person who is conducting the development or operation of the property to which such liens relate for the Corporation's or the Purchaser's share of the costs and expenses of such development or operation, as the case may be, the payment of which is not then due;

"Person" means any individual, corporation, body corporate, partnership, joint venture, association, group, trust, or other legal entity and includes any duly constituted government of or in Canada and any minister, department, commission, board, bureau, agency, authority, instrumentality or court and the like of any such government.

"Purchase Consideration" means One Dollar ($1.00) and that number of the Purchaser's Exchangeable Shares that equals the Purchase Price as calculated in accordance with section 3.2.3.

"Purchase Price" means the Exchangeable Shares to be issued to the Vendors as calculated in accordance with section 3.2.3.

"Purchaser's Assets" means the Property owned or held by the Purchaser or to which the Purchaser is entitled.

"Shannon" means Shannon International Resources Inc., a Nevada Corporation, whose common shares trade on the NASD, OTC Bulletin Board Market in the United States of America.

"Shannon Financial Statements" means the most recent audited and unaudited financial statements of Shannon dated the fiscal year ending June 30th , 2003 a copy of which is attached as Schedule "C".

"Shannon Shares" means the common shares in the capital stock of Shannon, to be issued from the Treasury of Shannon for the Purchase Consideration at the Closing Date.

"Regulations" means all applicable statutes, laws, rules, orders, regulations, directives or other instruments (and all applicable requirements thereunder) of any governmental agencies or authorities in Canada or the United States of America having jurisdiction over the Parties, the Corporation, the Corporation's Assets, the Purchaser's Assets, or the specific property or matter in question, in effect from time to time. "Vendor" means each of those shareholders of Logical as set out on Schedule "D" hereto and "Vendors" means all or any of them.
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                                       4

"Vendor's Rights" means, in respect of a Vendor:

(a)  the Vendor's Shares,

(b) other securities issued by the Corporation and held by the Vendor (other than options granted to employees, consultants, officers or directors all of which shall be exercised prior to the Closing Date and acquired hereunder),

(c) amounts owing to the Vendor, by the Corporation, whether presently due or otherwise,

(d)  dividends declared but not paid prior to the Closing Date, and

(e) rights to acquire any securities of the Corporation, from the Corporation or from any other Person, howsoever granted or acquired.

"Vendor's Shares" means, in respect of a Vendor, the Corporation's Shares owned by the Vendor, or to which the Vendor is entitled which are the subject of this Agreement and more particularly as set out on Schedule"D" hereto.

Section 1.2 EXPANDED MEANINGS

     Unless the context otherwise necessarily requires, the following provisions shall govern the interpretation of this Agreement:

     (a) words used herein importing the singular number only shall include the plural and vice versa, and words importing the use of any gender shall include all genders;

     (b) the terms "in writing" or "written" include printing, typewriting, or any electronic means of communication by which words are capable of being visually reproduced at a distant point of reception, including by telecopier or telex; and

     (c) references herein to any agreement or instrument, including this Agreement, shall be deemed to be references to the agreement or instrument as varied, amended, modified, supplemented or replaced from time to time, and any specific references herein to any enactment shall be deemed to be references to such enactment as the same may be amended or replaced from time to time.

     (d) "this Agreement" "the Agreement" "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions refer to this Share Purchase Agreement and not to any particular Article, Section, Subsection, clause, subdivision or other portion hereof and include any and every instrument amending, supplementing or replacing this agreement.

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                                       5

Section 1.3  ENTIRE AGREEMENT

     This Agreement together with the agreements and other documents to be executed and delivered pursuant hereto, constitute the entire agreement between the Parties and supersedes all other prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties and there are no warranties, representations, covenants or other agreements between the Parties except as specifically set forth herein. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Agreement shall be valid unless in writing and no such waiver shall constitute nor be deemed to constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 1.4  HEADINGS AND TABLE OF CONTENTS

     The division of this Agreement into articles, sections and other subdivisions, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation hereof.

Section 1.5  SEVERABILITY

     If any one or more of the provisions or parts thereof contained in this Agreement should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

     (a) the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

     (b) the invalidity, illegality or unenforceability of any provision or any part thereof contained in this Agreement in any jurisdiction shall not effect or impair such provision or part thereof or any other provisions of this Agreement in any other jurisdiction.

Section 1.6  SCHEDULES

     The following are the Schedules referred to and incorporated in this Agreement, which are deemed to be a part hereof:

     Schedule "A" - Corporation's Assets
     Schedule "B" - Corporation's Financial Statements
     Schedule "C" - Shannon Financial Statements

     Schedule "D" - List of Vendors, the Vendor's Shares and the Option Shares Schedule "E"- Exchangeable Share Terms

                                   ARTICLE 2.
                                PURCHASE AND SALE


Section 2.1 PURCHASE AND SALE

     Subject to the terms and conditions of this Agreement, each Vendor hereby sells, assigns, transfers and conveys to the Purchaser and the Purchaser purchases and acquires from each Vendor its Vendor's Rights, effective as of September 30th, 2003, to have and hold the same together with all benefits and advantages to be derived therefrom, absolutely, subject only to the terms and conditions of this Agreement, at and for the Purchase Consideration equal to the Purchase Price.

Section 2.2 BREAKUP FEE

     The Vendors each agree to pay $2,000 to the Purchaser, as liquidated damages, for failing to consumate the transaction as agreed to herein. The Purchaser agrees to pay to each of the Vendors, $2,000, as liquidated damages, for failing to consumate the transaction as agreed to herein.

                                    ARTICLE 3
                         PRIOR TRANSACTIONS AND PAYMENT

Section 3.1 TRANSACTIONS PRIOR TO CLOSING

     During the Interim Period, the Purchaser and Shannon shall complete and execute all such documentation related to the Incorporation of the Purchaser and the issuance by the Purchaser of Exchangeable Shares. Shannon agrees that it shall pay any costs associated with the planning of, giving effect to or resulting from any of the transactions required to effect a more favorable tax result whether such costs are on the account of the Purchaser, the Vendors or Logical except that the Purchaser shall be responsible for costs associated only with respect to the creation of any shares of the Purchaser which will allow the exchange for Vendors shares. The parties hereto agree to execute all such further documents and agreements, give such further assurances and undertake such further action as 2may be necessary to give effect thereto including the execution of the Support Agreement between Shannon and the Purchaser and the Voting Trust and Exchange Agreement between Shannon and the Purchaser

Section 3.2 PAYMENT OF PURCHASE CONSIDERATION

     Purchase Consideration equal to the Purchase Price shall be payable by the Purchaser and Shannon to the Vendor by:

      3.2.1       the payment of One Dollar ($1.00) by the Purchaser; and

      3.2.2 the issuance to the Vendor, from the treasury of the Purchaser as to one (1) Exchangeable Share for each one (1) of the Vendor's Shares as set out on Schedule "D" hereto.

      3.2.3 the Purchase Consideration will be calculated at the 3 day average closing price for Shannon Shares on the NASD, OTC Bulletin Board Market as of the Closing Date:

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                                       7

Section 3.3 OPTION TO ACQUIRE ADDITIONAL LOGICAL SHARES

     Each of the Vendors hereby provides to Shannon an option to purchase from the Vendor any other shares of Logical that are not Vendor's Shares and that are held by such Vendor upon the following terms:

      3.3.1 Shannon shall have the right to purchase some or all of the remaining Logical shares held by each Vendor for a price of Two ($2.00) dollars in US funds for each Optioned Share purchased;

      3.3.2 Shannon shall have the unfettered right to exercise this option at any time upon 30 days written notice within a period of two years from the Closing Date; and

      3.3.3 each Vendor shall not during the term of this option sell, pledge, hypothecate, loan or otherwise dispose of any Logical shares held by such Vendor and which are subject to this option unless such third party agrees in writing to be bound by the terms of this option and only in such case shall Shannon agree to such sale, pledge, hypothecation, loan or other disposition by the Vendor.

                                   ARTICLE 4
                                 REPRESENTATIONS

Section 4.1 REPRESENTATIONS OF THE VENDOR

     Each Vendor hereby separately represents and warrants to and with the Purchaser in respect of its Vendor's Rights that:

      4.1.1 Restrictions - There are no restrictions in either the constating documents or the by-laws of the Corporation, each as amended, nor are there any collateral agreements or rights of first refusal or other pre-emptive rights of purchase, which would arise by reason of the execution of this Agreement, completion of the sale or otherwise and affect the transferability of the Vendor's Rights from the Vendor to the Purchaser.

      4.1.2 Title to the Vendor's Rights - The Vendor has good and marketable title to the Vendor's Rights, free and clear of any mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances, options, pre-emptive rights of purchase (such as rights of first refusal), restrictions, claims or demands of any kind or nature whatsoever.

      4.1.3 Assets of the Corporation - Other than the Corporation's Assets and as disclosed in the Corporation's Financial Statements, the Corporation has no property, assets or undertakings of any nature or kind whatsoever.

      4.1.4 Insurance - During the period from the date of the Corporation's Financial Statements until the Closing Time:

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                                       8


          (a) the Corporation's Assets shall be insured by the Corporation against loss or damage under contracts of insurance with reputable insurers which insurance is customary for the Corporation's business; and

          (b) all third Party insurable liabilities of the Corporation shall be insured against on an occurrence basis under the contracts of insurance.

      4.1.5 Policies of Insurance - In connection with any and all policies of insurance:

          (a)  neither the Vendor nor the Corporation:

               (i) has misrepresented or omitted to disclose to the insurers thereunder or in connection therewith any material fact or is in default with respect to any of the provisions contained in any such insurance policy,

               (ii) has failed to give any notice or present any claim under any such policy in due and timely fashion, and no such claim is outstanding and in dispute,

          (b) the Corporation is the named insured with loss payable to it on those policies owned by it or obtained for their benefit; and

          (c) there is no outstanding request, notice or order from any insurer for any modification to or remedial action in respect of any of the insured assets or premises included in the Corporation's Assets.

      4.1.6 Capital Structure - The authorized share capital of the Corporation consists only of an unlimited number of common shares of which only Ten Million(10,000,000) shares are issued and outstanding as fully paid and non-assessable and an unlimited number of 4%, $100 par value voting preferred shares of which Fifty Thousand (50,000) are issued and outstanding as fully paid and non assessable. No securities, options, warrants or other rights to purchase shares or other securities of the Corporation have been authorized or agreed to be issued or are outstanding except as contemplated by this Agreement.

      4.1.7 Financial Statements of the Corporation - The Corporation's Financial Statements have been prepared in accordance with applicable law and with generally accepted accounting principles consistently applied and present fairly the financial position as at the dates indicated and the results of operation of the Corporation for the period indicated and no material adverse change in such financial position or such results of operations has occurred since the date thereof.

      4.1.8 No Undisclosed Liabilities - The Corporation is not subject to any liability or liabilities, absolute or contingent, which individually or in the aggregate are material, and which are not disclosed, or which are in excess of the amounts disclosed or reserved for in, the balance sheet of the Corporation or which are not otherwise disclosed in this Agreement, other than liabilities of the same nature as those set forth in the Corporation's Financial Statements or disclosed herein and reasonably incurred in the usual and ordinary course of business to the Closing Date, provided that the same do not materially and adversely affect the financial position of the Corporation.

      4.1.9 Material Contracts - To the knowledge of the Vendor after reasonably enquiry, the Corporation is not in default under any material contract, nor is the Vendor aware of any default by any other Party under any material contract, and the Vendor is not aware of any facts or circumstances which would, with the giving of notice or the lapse of time, give rise to a default by the Corporation under a material contract.

      4.1.10      Taxes - With respect to its taxes:

          (a)  the Corporation has or will within six months of the Closing
               Date:

               (i) file all tax returns required to be filed by it in all applicable jurisdictions,

               (ii) make and remitted all required or desirable deductions or withholdings at source, and

               (iii) pay all taxes, levies, assessments, reassessments,
                    penalties, interest and fines due and payable by it;

          (b) all such tax returns properly reflect, and do not in any respect understate, the taxable income or the liability for taxes of the Corporation in the relevant tax year or calendar year;

          (c) adequate provision has been made in the Corporation's Financial Statements for all taxes, governmental charges, and assessments, whether relating to income, sales, real or personal property, or other types of taxes, governmental charges, or assessments, including interest and penalties thereon, payable in respect of the business or assets of the Corporation or otherwise, for all relevant periods;

          (d) Canadian federal and provincial income tax assessments have been issued to the Corporation covering all past periods up to and including the Corporation's last fiscal year ending, and such assessments, if any amounts were owing in respect thereof, have been paid;

          (e) assessments for all other applicable federal and provincial taxes and levies have been issued and any amounts owing thereunder have been paid;

          (f) there are no actions, suits or other proceedings or investigations or claims in progress, pending or threatened against the Corporation in respect of any taxes, governmental charges, or assessments and, in particular, there are no currently outstanding reassessments or written enquiries that have been issued or raised by any governmental authority relating to any such taxes, governmental charges and assessments;

          (g) to the knowledge of the Vendor and the Corporation, there is no basis for any adverse reassessment by any taxing authority for any year remaining open for reassessment; and

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                                       10

          (h) the Corporation has not waived any statutory period for assessment of any tax.

                       Without limiting the generality of the foregoing, the Corporation is in absolute compliance with all registration, timely reporting, and remittance obligations in respect of all provincial and federal sales tax legislation and of the goods and services tax.

      4.1.11 No Indebtedness to Corporation - The Vendor is not indebted to the Corporation.

      4.1.12 Accounts Receivable Collectible - All accounts receivable are bona fide, good and collectable without set off or counterclaim and all such accounts receivable shall be paid in a timely fashion subject to a reasonable reserve for bad debts.

      4.1.13 Amounts In Trust - There are no amounts deposited in trust, for the benefit of any third party, with the Corporation as at the date hereof.

      4.1.14 Shareholder's Equity - The total shareholders equity in the Corporation will, on the Closing, be exactly as stated in the definition of Vendor's Shares in section 1.1 of this Agreement.

      4.1.15 No Material Adverse Change - There has been no material adverse change in the business, assets, liabilities or financial condition of the Corporation since date of the Corporation's Financial Statements.

      4.1.16 Distributions to Shareholders - Since the date of the Corporation's Financial Statements, the Corporation has not declared or made any payment of any dividend or other distribution in respect of any shares in its capital or purchased or redeemed any such shares or effected any subdivision, consolidation, reclassification or other modification of its share capital which has not been approved in writing by the Purchaser prior to the Closing.

      4.1.17 Withholding Amounts - The Corporation has withheld all amounts required to be withheld, including without limiting the generality of the foregoing, all amounts required to be withheld under the Income Tax Act (Canada), for unemployment insurance and for the Canada Pension Plan and any other amounts required by law to be withheld from any payments made to any of their officers, directors and employees, and has paid the same to the proper taxing authority or receiving offices all in connection with the Corporation's Assets or the business of the Corporation.

      4.1.18 Corporate Records - the corporate records and minute books of the Corporation contain all minutes of the meetings of directors and shareholders of the Corporation are complete, accurate and up-to-date and the stock register of the Corporation is complete and accurate in all material respects.

      4.1.19 Breach of Order - The Corporation is not in, and has not received notice of any, material default under any order, writ, injunction or decree of any court or governmental agency or authority having jurisdiction, nor any agreement or obligation by which the Corporation is bound or to which it is subject and which materially affects or relates to the Corporation.
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                                       11


      4.1.20 No Subsidiaries - The Corporation does not have any interest (either directly or indirectly) in any other entity, nor is it a Party to or bound by any agreement to acquire such an interest.

      4.1.21 Employees - There are no written employment contracts or incentive plans in effect between the Corporation and any employee in respect of which either the Corporation or the Purchaser shall have any obligations subsequent to Closing Date.

      4.1.22 Guarantee and Indemnity Agreements - Other than as disclosed to the Purchaser, the Corporation is not a party as guarantor or indemnitor to any agreements of guarantee or indemnity for debts or obligations of the Vendor or any other person, with the exception of such guarantees and indemnities as are usual in the software development industry and applicable under operating or similar agreements to which the Corporation is a party or by which it is bound, and with respect to any such guarantees or indemnities, the Corporation has not received notice from any person claiming or threatening a claim for recovery of any amounts pursuant thereto.

      4.1.23 Debt Instruments - Other than as disclosed to the Purchaser and as set out in its financial statements, the Corporation will not have any outstanding bonds, debentures, mortgages, notes or other evidence of indebtedness other than trade debts, trade accounts or similar obligations entered into in the ordinary course of the Corporation's business (to a maximum aggregate amount of $1,000.00), and the Corporation is not under any obligation to create or issue any bonds, debentures, mortgages, notes or other indebtedness.

      4.1.24 Incentive Payments - The Corporation has not received any incentives, credits, grants or other governmental assistance pursuant to the Regulations in effect at the relevant time which will have to be repaid by the Corporation, or if accrued in the books and records of the Corporation, will be disallowed.

      4.1.25 Workers' Compensation - All payments due to The Workers' Compensation Board (or similar body in any other jurisdiction) in respect of the Corporation are current.

      4.1.26 Bank Accounts - All information with respect to all deposits of money with any bank, trust company, treasury branch or other entity empowered or authorized to receive and hold deposits of money and includes any and all deposit certificates or receipts or other instrument of like tenor, held for or in the name of the Corporation, has been provided to the Purchaser.

      4.1.27 Execution of Agreement - The execution and delivery of this Agreement and each and every agreement or document to be executed and delivered hereunder and the consummation of the transactions contemplated herein will not violate, nor be in conflict with, any provision of any agreement or instrument to which the Vendor is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to the Vendor.

      4.1.28 Binding Obligation - This Agreement has been duly executed and delivered by the Vendor and constitutes legal, valid and binding obligations of the Vendor enforceable in accordance with its terms.

      4.1.29 Broker's Fees - The Vendor has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of this transaction for which the Purchaser shall have any obligation or liability.

      4.1.30 Residency - The Vendor is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

      4.1.31 Defaults under Statutes - The Corporation has not received any notices of any breach of any statutes, regulations, rules, orders and directives, including but not limited to those pertaining to environmental matters, of all governmental agencies, departments and authorities having jurisdiction over the business of the Corporation.

      4.1.32 Operating Records - The books and records of the Corporation disclose all material transactions entered into by the Corporation or on its behalf to the Closing Date.

      4.1.33 Deterrence - Except for information relating to general economic climate and general industry conditions and any changes of law, Vendor has no information or knowledge of any fact relating to the Vendor's Rights, the Corporation's business or the Corporation's ownership and operation of the Corporation's Assets not disclosed to the Purchaser which, if known to the Purchaser, might reasonably be expected to deter the Purchaser from completing the transactions herein contemplated.

      4.1.34 Title - The Vendor does not warrant title to the Corporation's Assets, provided however, the Vendor does represent and warrant that the Corporation has done anything whereby any of the Corporation's interest in and to the Corporation's Assets may be cancelled or determined, nor have they encumbered or alienated same and the Corporation's Assets shall be, at the Closing Date, free and clear of all liens, encumbrances, adverse claims, demands and royalties created by, through or under the Vendor or the Corporation except for the Permitted Encumbrances or as expressly set forth in Schedule "A". Except as otherwise provided herein, neither the Vendor nor the Corporation has received notice of any material defect in the Corporation's title to the Corporation's Assets.

      4.1.35 Notices of Default - To the best of the Vendor's knowledge, information and belief the Corporation has received no notices of default relating to the Corporation's Assets or any of them.

      4.1.36 Lawsuits - The Corporation is not a party to any action, suit or other legal, administrative or arbitration proceeding or government investigation, actual or threatened, which might reasonably be expected to result in impairment or loss of the Corporation's interest in the Corporation's Assets or any part thereof, and there is no particular circumstance, matter or thing known to the Vendor which could reasonably be anticipated to give rise to any such action, suit or other legal, administrative or arbitration proceeding or government investigation.

      4.1.37 Financial Commitments - There are not financial commitments which are outstanding or due, or that hereafter may become due in respect of the Corporation or the Corporation's Assets, or operations in respect of the Corporation's Assets and which shall become the responsibility of the Purchaser.

      4.1.38 Pre-emptive Rights - To the best of the Vendor's knowledge, information and belief, all rights of first refusal or other pre-emptive rights applicable to any disposition of the Corporation's Assets have been waived or satisfied in all respects.

      4.1.39 No Other Assets or Obligations - The Corporation has no other assets, obligations or liabilities, other than the Corporation's Assets, and as disclosed in Schedule "A" and Schedule "B" hereto.

Section 4.2 REPRESENTATIONS OF THE PURCHASER AND SHANNON

     The Purchaser and Shannon hereby separately represent and warrant to and with each Vendor in respect of the purchase of the Vendors' Rights that:

      4.2.1 Organization of Purchaser and Shannon - Each of the Purchaser and Shannon is a corporation duly organized and existing under the laws of its jurisdiction of incorporation and the laws of those jurisdictions in which it is required to be registered.

      4.2.2 Corporate Authority - The Purchaser and Shannon have all requisite power and authority to enter into this Agreement, to purchase and pay for and accept title to the Vendor's Rights on the terms described herein and to perform the Purchaser's and Shannon' other obligations under this Agreement.

      4.2.3 Execution of Agreement - The execution and delivery of this Agreement and each and every agreement or document to be executed and delivered hereunder and the consummation of the transactions contemplated herein will not violate, nor be in conflict with, any provision of this agreement or instrument to which the Purchaser and Shannon is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to the Purchaser and Shannon or the constating documents or bylaws of the Purchaser and Shannon.

      4.2.4 Binding Obligation - This Agreement has been duly executed and delivered by the Purchaser and Shannon and constitutes a legal, valid and binding obligation of the Purchaser and Shannon enforceable in accordance with its terms.

      4.2.5 Broker's Fees - The Purchaser and Shannon has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of this transaction for which the Vendor shall have any obligation or liability.

      4.2.6 Capital Structure - The authorized share capital of the Purchaser and Shannon consists of:

             (a) for the Purchaser an unlimited number of Common Shares, and an unlimited number of Exchangeable Shares, of which only 100 Purchaser's Common Shares are issued and outstanding as fully paid and non-assessable. No other securities, options, warrants or other rights to purchase shares or other securities of the Purchaser have been authorized or agreed to be issued or are outstanding except as contemplated by this Agreement.

            (b) The authorized share capital of Shannon consists only of unlimited number of common shares of which, as of September 29th, 2003 there were 17,214,100 shares issued and outstanding and on a fully diluted basis there were 20,062,125 issued.

      4.2.7 Purchaser and Shannon's Financial Statements - The Purchaser and Shannon's Financial Statements have been prepared in accordance with applicable law and with Generally Accepted Accounting Principles consistently applied and present fairly the financial position as at the dates indicated and the results of operation of the Purchaser and Shannon for the period indicated and no material adverse change in such financial position or such results of operations has occurred since the date thereof.

      4.2.8 No Undisclosed Liabilities - The Purchaser and Shannon are not subject to any liability or liabilities, absolute or contingent, which individually or in the aggregate are material, and which are not disclosed, or which are in excess of the amounts disclosed or reserved for in, the balance sheet of the Purchaser and Shannon or which are not otherwise disclosed in this Agreement, other than liabilities of the same nature as those set forth in the Purchaser and Shannon's Financial Statements or disclosed herein and reasonably incurred in the usual and ordinary course of business to the Closing Date, provided that the same do not materially and adversely affect the financial position of the Purchaser and Shannon.

      4.2.9 Material Contracts - To the knowledge of the Purchaser and Shannon after reasonably enquiry, the Purchaser and Shannon is not in default under any material contract, nor is the Purchaser and Shannon aware of any default by any other party under any material contract, and the Purchaser and Shannon is not aware of any facts or circumstances which would, with the giving of notice or the lapse of time, give rise to a default by the Purchaser and Shannon under a material contract.

      4.2.10      Taxes - With respect to its taxes:

          (a)  Shannon has or will within six months from the Closing Date:

               (i) file all tax returns required to be filed by it in all applicable jurisdictions,

               (ii) make and remitted all required or desirable deductions or withholdings at source, and

               (iii) paid or pay all taxes, levies, assessments, reassessments, penalties, interest and fines due and payable by it;

          (b) all such tax returns properly reflect, and do not in any respect understate, the taxable income or the liability for taxes of Shannon in the relevant tax year or calendar year;

          (c) adequate provision has been made in the Purchaser and Shannon's Financial Statements for all taxes, governmental charges, and assessments, whether relating to income, sales, real or personal property, or other types of taxes, governmental charges, or assessments, including interest and penalties thereon, payable in respect of the business or assets of the Purchaser and Shannon or otherwise, for all relevant periods;

            (d) there are no actions, suits or other proceedings or investigations or claims in progress, pending or threatened against the Purchaser and Shannon in respect of any taxes, governmental charges, or assessments and, in particular, there are no currently outstanding reassessments or written enquiries that have been issued or raised by any governmental authority relating to any such taxes, governmental charges and assessments;

            (e) to the knowledge of the Purchaser and Shannon, there is no basis for any adverse reassessment by any taxing authority for any year remaining open for reassessment; and

            (f) the Purchaser and Shannon have not waived any statutory period for assessment of any tax.

      4.2.11 Accounts Receivable Collectible - All accounts receivable are bona fide, good and collectable without set off or counterclaim and all such accounts receivable shall be paid in a timely fashion.

      4.2.12 Amounts In Trust - There are no amounts deposited in trust, for the benefit of any third party, with the Purchaser or Shannon as at the date hereof.

      4.2.13 No Material Adverse Change - There has been no material adverse change in the business, assets, liabilities or financial condition of Shannon since date of Shannon's Financial Statements.

      4.2.14 Distributions to Shareholders - Since the date of Shannon' Financial Statements, Shannon has not declared or made any payment of any dividend or other distribution in respect of any shares in its capital or purchased or redeemed any such shares or effected any subdivision, consolidation, reclassification or other modification of its share capital which has not been approved in writing by Shannon prior to the Closing.

      4.2.15 Withholding Amounts - Shannon has withheld all amounts required to be withheld, including without limiting the generality of the foregoing, all amounts required to be withheld under the Income Tax Act (Canada), for unemployment insurance and for the Canada Pension Plan and any other amounts required by law to be withheld from any payments made to any of their officers, directors and employees, and has paid the same to the proper taxing authority or receiving offices all in connection with Shannon' Assets or the Business.

      4.2.16 Corporate Records - the corporate records and minute books of the Purchaser and Shannon contain all minutes of the meetings of directors and shareholders of the Purchaser and Shannon are complete, accurate and up-to-date and the stock register of the Purchaser and Shannon is complete and accurate in all material respects.

      4.2.17 Guarantee and Indemnity Agreements - The Purchaser and Shannon is not a party as guarantor or indemnitor to any agreements of guarantee or indemnity for debts or obligations.

      4.2.18 Debt Instruments - At Closing the Purchaser and Shannon will not have any outstanding bonds, debentures, mortgages, notes or other evidence of indebtedness other than trade debts, trade accounts or similar obligations entered into in the ordinary course of the Purchaser and Shannon's business (to a maximum aggregate amount of $1,000.00), and the Purchaser and Shannon is not under any obligation to create or issue any bonds, debentures, mortgages, notes or other indebtedness other than as disclosed to the Vendor.

      4.2.19 Incentive Payments - The Purchaser and Shannon have not received any incentives, credits, grants or other governmental assistance pursuant to the Regulations in effect at the relevant time which will have to be repaid by the Purchaser and Shannon, or if accrued in the books and records of the Purchaser and Shannon, will be disallowed.

      4.2.20 Workers' Compensation - All payments due to The Workers' Compensation Board (or similar body in any other jurisdiction) in respect of the Purchaser and Shannon are current.

      4.2.21 Bank Accounts - All information with respect to the any and all deposits of money with any bank, trust company, treasury branch or other entity empowered or authorized to receive and hold deposits of money and includes any and all deposit certificates or receipts or other instrument of like tenor, held for or in the name of the Purchaser and Shannon, have been provided to the Purchaser and Shannon.

      4.2.22 Defaults under Statutes - The Purchaser and Shannon have not received any notices of any breach of any statutes, regulations, rules, orders.

      4.2.23 Operating Records - The books and records Shannon disclose all material transactions entered into by Shannon or on its behalf to the Closing Date.

      4.2.24 Deterrence - Except for information relating to general economic climate and general industry conditions and any changes of law, the Purchaser and Shannon has no information or knowledge of any fact relating to the Purchaser and Shannon's business or the Purchaser and Shannon's ownership and operation of the Purchaser and Shannon's Assets not disclosed to the Vendors which, if known to the Vendors, might reasonably be expected to deter the Vendors from completing the transactions herein contemplated.

      4.2.25 Lawsuits - The Purchaser and Shannon are not a party to any action, suit or other legal, administrative or arbitration proceeding or government investigation, actual or threatened, which might reasonably be expected to result in impairment or loss of the Purchaser and Shannon's interest in the Purchaser and Shannon' Assets or any part thereof, and there is no particular circumstance, matter or thing known to the Purchaser and Shannon which could reasonably be anticipated to give rise to any such action, suit or other legal, administrative or arbitration proceeding or government investigation.

      4.2.26 Financial Commitments - There are no financial commitments which are outstanding or due, or that hereafter may become due in respect of Shannon and Shannon's Assets, or operations in respect of Shannon's Assets and which shall become the responsibility Shannon that have not been disclosed by Shannon.

      4.2.27 No Other Assets or Obligations - Shannon has no other assets, obligations or liabilities, other than Shannon's Assets as disclosed in Schedule "C" hereto.

                                    ARTICLE 5
                               VENDOR'S COVENANTS

Section 5.1 COVENANTS OF THE VENDOR

     Each Vendor hereby separately covenants to and with the Purchaser as follows.

      5.1.1 Tax Returns and Other Records - The Vendor shall cause the Corporation to deliver to the Purchaser any information, books, accounts, records, tax returns or other data and information relating to the Corporation on or as soon after the Closing Date as reasonably possible.

      5.1.2 Filing Tax Information - The Vendor shall cause the Corporation to complete and file on a timely basis all returns, forms and elections required to be filed by the Corporation in respect of its taxation year ending immediately before the Closing Date and shall cause the Corporation to pay any tax, interest or penalties payable in respect thereof and the expenses of the preparation and filing of same.

      5.1.3 Securities Law Compliance Regarding Purchaser's Securities Received - The Vendor acknowledges that the Purchaser's securities acquired hereunder may be subject to resale restrictions under applicable securities legislation and policies and hereby agrees that the Vendor will comply with all relevant securities legislation and policies concerning any resale of such securities and will consult with the Vendor's own legal advisors with respect to complying with all applicable restrictions applying to any such resale.

      5.1.4 Compliance for this Trade - If required by applicable securities legislation, policy or order of any securities commission, stock exchange or other regulatory authority, subject always to the conditions precedent contained in section 10.2.2 hereof, the Vendor will execute, deliver, file and otherwise assist the Purchaser in filing, such reports, undertakings and other documents with respect to this transaction.

      5.1.5 Compliance with Future Stock Exchange Requirements - Subject always to the conditions precedent contained in section
                  10.2.2 hereof, the Vendor agrees that if the Vendor is required by any stock exchange or securities commission to give any undertakings, to file any personal information or to escrow all or any of the Purchaser's Common Shares received hereunder in order for the Purchaser or any successor corporation to meet the requirements of such stock exchange or securities commission in connection with any offering or listing of shares of the Purchaser or successor corporation, the Vendor will give all such undertakings, file such personal information and/or enter into such escrow as shall be required for such purpose.

                                    ARTICLE 6
                             NO MERGER AND SURVIVAL

Section 6.1 NON-MERGER

     The covenants, representations and warranties set forth in Articles 4 and 5 shall be deemed to apply to all assignments, conveyances, transfers and documents conveying any of the Vendor's Rights from the Vendor to the Purchaser and there shall not be any merger of any covenant, representation or warranty in such assignments, transfers or documents notwithstanding any rule of law, equity or statute to the contrary and all such rules are hereby waived.

Section 6.2 SURVIVAL

     The covenants, representations and warranties set forth in Articles 4. and
5. shall survive the closing of the purchase and sale of the Vendor's Rights and, notwithstanding such closing or any investigation made by or on behalf of the Vendor or the Purchaser, shall continue in full force and effect for the benefit of the other Party, provided, however, that:

      6.2.1 the covenants, representations and warranties of the Vendor, Shannon or the Purchaser, except those relating to the tax liability of the Corporation, Shannon or the Purchaser, as the case may be, shall terminate at the expiry of one year following the Closing Date;

      6.2.2 those covenants, representations and warranties of the Vendor, Shannon or the Purchaser relating to the tax liability of the Corporation, Shannon or the Purchaser, as the case may be, shall, unless resulting from any misrepresentations made or fraud committed in filing a return or supplying information for the purposes of any Regulations or any other legislation imposing tax on the Corporation, Shannon or the Purchaser, as the case may be, terminate at the expiry of the last of the limitation periods contained in the applicable Regulations or any other legislation imposing tax on the Corporation subsequent to the expiry of which an assessment, reassessment, or other form of recognized document assessing liability for any year ended or deemed to have ended prior to the Closing Date cannot be issued to the Corporation, Shannon or the Purchaser, as the case may be; and

      6.2.3 there shall be no limit on the covenants, representations and warranties of the Vendor or Shannon relating to tax liability of the Corporation or Shannon as the case may be based upon any misrepresentations made or fraud committed in filing a return or in supplying information for the purposes of any Regulations or other legislation imposing tax on the Corporation or Shannon.

                                    ARTICLE 7
                                    INDEMNITY

Section 7.1 INDEMNITY

     The Vendors shall jointly and severally indemnify and save the Purchaser and the Corporation, or both, harmless from and against any loss whatsoever arising out of, under or pursuant to:

      7.1.1 and all claims, liabilities, contracts, undertakings and arrangements of the Corporation, including, without limiting the generality of the foregoing, any liabilities for federal, provincial, sales, excise, income, corporate and any other taxes of the Corporation, existing at the Closing Date and not disclosed in, provided for or included in the Corporation's Financial Statements save and except those liabilities;

      7.1.2       disclosed in this Agreement or any Schedule hereto, or

      7.1.3 accruing or incurred in the ordinary course of business subsequent to the date of the Corporation's Financial Statements and up to the Closing Date; and

      7.1.4 any and all reassessments for income tax, sales tax, excise tax and any interest or penalty for any period ending on or before the Closing Date for which no adequate reserve has been provided in the Corporation's Financial Statements in respect of any matter arising prior to the Closing Date.

                                    ARTICLE 8
                               PRE-CLOSING MATTERS

Section 8.1 COVENANTS OF THE VENDORS

            During the period from the date hereof to the Closing Time:

      8.1.1 each Vendor shall use its best efforts to cause all of the conditions for the benefit of the Purchaser to be fulfilled at or before the Closing Time;

      8.1.2 no Vendor shall submit or entertain any offers from any other Person in respect of and shall not enter into discussions with any other Person relating to a proposed disposition by the Vendors of any interest in the Corporation or a disposition by the Corporation of the Corporation's Assets or any part thereof; and

      8.1.3 no Vendor shall permit, cause or acquiesce in the issuance of any securities by the Corporation to any Person.

Section 8.2 COVENANTS OF THE PURCHASER AND SHANNON

            During the period from the date hereof to the Closing Time:

      8.2.1 the Purchaser and Shannon shall use their best efforts to cause all of the conditions for the benefit of the Vendors to be fulfilled at or before the Closing Time;

      8.2.2 the Purchaser shall not submit or entertain any offers from any other Person in respect of and shall not enter into discussions with any other Person relating to a proposed disposition by the Purchaser of any interest in the Purchaser or a disposition by the Purchaser of the Purchaser's Assets or any part thereof; and

      8.2.3 the Purchaser shall not permit, cause or acquiesce in the issuance of any securities by the Purchaser to any Person, except pursuant to the exercise of existing rights.

Section 8.3 EXAMINATION AND INVESTIGATION BY PURCHASER

     The Vendors shall permit or cause the Corporation to permit employees, advisors and representatives of the Purchaser full and complete access to all facilities and premises and all current and historical records and information of every nature and kind within the Vendors' or the Corporation's possession or control which relate to the acquisition, exploration, development, construction, operation, maintenance, or ownership of any of the Corporation's Assets or the conduct of its business or with respect to the incorporation, organization, operations, or financial position of the Corporation or the acquisition or ownership of the shares of the Corporation for the purposes of reviewing same and such employees, advisors, and representatives shall be permitted to make copies of such records and information as they may deem advisable. Each Vendor shall use his best efforts to make available, or cause the Corporation to make available, to the Purchaser any pertinent information that is possessed by another Person or which is relevant to acquisition, exploration, development, construction, operation, maintenance, and ownership of the Corporation's Assets or the conduct of its business. The Purchaser and its employees, advisors, and representatives shall be entitled to make copies of such information as they reasonably consider necessary. the Vendors shall not require the return or destruction of any information prior to the Closing Time.

Section 8.4 EXAMINATION AND INVESTIGATION BY VENDORS

     The Purchaser and Shannon shall permit employees and advisors and representatives of the Vendors full and complete access to all facilities and premises and all current and historical records and information of every nature and kind within the Purchaser's or Shannon' possession or control which relate to the acquisition or ownership of any of the Purchaser's Assets or Shannon Shares or the conduct of their business or with respect to the incorporation, organization, operations, or financial position of the Purchaser or Shannon or the acquisition or ownership of the Shannon Shares for the purposes of reviewing same and such employees, advisors, and representatives shall be permitted to make copies of such records and information as they may deem advisable. The Purchaser and Shannon shall use their best efforts to make available to the Vendors any pertinent information that is possessed by another Person or which is relevant to acquisition and ownership of the Purchaser's Assets or the Shannon Shares or the conduct of their business. The Vendors and their employees, advisors, and representatives shall be entitled to make copies of such information as they reasonably consider necessary. The Purchaser and Shannon shall not require the return or destruction of any information prior to the Closing Time.

Section 8.5 CORPORATION'S FINANCIAL STATEMENTS

     To the extent not previously delivered, the Vendors shall cause the Corporation as soon as practical, to deliver the Corporation's Financial Statements to the Purchaser.

                                    ARTICLE 9
                      NON-DISCLOSURE AND USE OF INFORMATION

Section 9.1 USE OF CORPORATION'S INFORMATION

     Notwithstanding the obligations of the Vendors to provide information to the Purchaser pursuant to Article 8 hereof:

      9.1.1 the Vendors and the Corporation shall not be under any obligation to give such access or furnish such information if to do so would cause the Corporation to be in violation of any confidentiality agreement with any Person, if such Person has refused to permit the release of such information to the Purchaser following exercise by the Corporation of its best efforts to obtain consent to such release when the exercise of such best efforts was requested by the Purchaser;

      9.1.2 any information provided to the Purchaser or any employee, advisor and representative of the Purchaser hereunder which is not publicly disclosed, is confidential or is proprietary in nature ("the Corporation's Information") shall be kept confidential and shall not, without the prior written consent of the Corporation, be disclosed by a recipient in any manner whatsoever, in whole or in part, and shall not be used by the Purchaser or any such employee, advisor or representative (other than in connection with this transaction) or following the termination of this Agreement in the acquisition of any securities of the Corporation or any of the Corporation's Assets in another transaction for a period of one year following the termination of this Agreement. The Corporation's Information shall be revealed only to employees, advisors and representatives who need to know it for the purpose of implementing the transaction who will be informed of the confidential nature of the Corporation's Information and agree to act in accordance herewith;

      9.1.3 the term the Corporation's Information shall not include information which:

            (a) is or becomes generally available to the public other than as a result of a disclosure by the Purchaser or any other recipient of the Corporation's Information hereunder, or

            (b) is or becomes available to the Purchaser or any other recipient of the Corporation's Information hereunder on a non-confidential basis from a source other than the Corporation which is not prohibited from disclosing such Corporation's Information to the Purchaser by a legal, contractual or fiduciary obligation to the Corporation; and

      9.1.4 in the event that the Purchaser or any other recipient of the Corporation's Information hereunder becomes legally obliged to disclose any of the Corporation's Information, the Purchaser shall provide the Corporation with prompt notice of such obligation (and in any event not less than 24 hours prior to the time that such the Corporation's Information is required to be disclosed) so that the Corporation may seek a protective order or other appropriate remedy and/or waive compliance with this Subsection. In the event that such protective order or other remedy is not obtained, or that the Corporation waives compliance with this Subsection, the Purchaser or any other recipient of the Corporation's Information hereunder shall furnish only that portion of the Corporation's Information which is legally required to be disclosed and exercise their best efforts to obtain reliable assurance that confidential treatment will be accorded the Corporation's Information.

Section 9.2 USE OF PURCHASER'S INFORMATION

     Notwithstanding the obligations of the Purchaser and Shannon to provide information to the Vendors pursuant to Article 8 hereof:

      9.2.1 the Purchaser or Shannon shall not be under any obligation to give such access or furnish such information if to do so would cause the Purchaser or Shannon to be in violation of any confidentiality agreement with any Person, if such Person has refused to permit the release of such information to the Purchaser following exercise by the Purchaser of its best efforts to obtain consent to such release when the exercise of such best efforts was requested by the Purchaser;

      9.2.2 any information provided to the Vendors or the Corporation or any employee, advisor and representative of the Vendors or the Corporation hereunder which is not publicly disclosed, is confidential or is proprietary in nature ("the Purchaser's Information") shall be kept confidential and shall not, without the prior written consent of the Purchaser, be disclosed by a recipient in any manner whatsoever, in whole or in part, and shall not be used by the Vendors or the Corporation or any such employee, advisor or representative (other than in connection with this transaction) or following the termination of this Agreement in the acquisition of any securities of the Purchaser or any of the Purchaser's Assets in another transaction for a period of one year following the termination of this Agreement. The Purchaser's Information shall be revealed only to employees, advisors and representatives who need to know it for the purpose of implementing the transaction who will be informed of the confidential nature of the Purchaser's Information and agree to act in accordance herewith;


      9.2.3 the term the Purchaser's Information shall not include information which:

            (a) is or becomes generally available to the public other than as a result of a disclosure by the Vendors or the Corporation or any other recipient of the Purchaser's Information hereunder, or

            (b) is or becomes available to the Vendors or the Corporation or any other recipient of the Purchaser's Information hereunder on a non-confidential basis from a source other than the Purchaser which is not prohibited from disclosing such Purchaser's Information to the Vendors or the Corporation by a legal, contractual or fiduciary obligation to the Purchaser; and

            (c) in the event that the Vendors or the Corporation or any other recipient of the Purchaser's Information hereunder becomes legally obliged to disclose any of the Purchaser's Information, the Vendors or the Corporation shall provide the Purchaser with prompt notice of such obligation (and in any event not less than 24 hours prior to the time that such the Purchaser's Information is required to be disclosed) so that the Purchaser may seek a protective order or other appropriate remedy and/or waive compliance with this Subsection. In the event that such protective order or other remedy is not obtained, or that the Purchaser waives compliance with this Subsection, the Vendors, the Corporation or any other recipient of the Purchaser's Information hereunder shall furnish only that portion of the Purchaser's Information which is legally required to be disclosed and exercise their best efforts to obtain reliable assurance that confidential treatment will be accorded the Purchaser's Information.

Section 9.3 PRESS RELEASES

     All press releases or other similar public written communications of any sort by Shannon or the Corporation relating to this transaction and this Agreement and the method of release for publication thereof, will be subject to the approval of Shannon. Shannon will deal expeditiously with a request for approval of such a written communication. The Vendors and the Purchaser will cooperate in relation to other public communications with respect to their respective businesses or this transaction with a view to achieving consistency in the content of such communication and ensuring that such communications are consistent with this Agreement.

                                   ARTICLE 10
          CONDITIONS PRECEDENT TO THE PERFORMANCE UNDER THIS AGREEMENT

Section 10.1      PURCHASER'S CONDITIONS

     The obligation of the Purchaser to complete the purchase of the Vendor's Rights shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Purchaser and may be unilaterally waived by the Purchaser in whole or in part):

      10.1.1 Truth and Accuracy of Representations - All of the representations and warranties of the Vendors set forth in this Agreement shall be true and correct as at the Closing Time with the same force and effect as though made at the Closing Time except to the extent affected by the transactions contemplated by this Agreement.

     10.1.2 Satisfactory Due Diligence - All requests for information about the Vendors and the Corporation shall have been responded to by the Vendors and the Corporation to the satisfaction of the Purchaser in its sole discretion and the Purchaser shall have received all documentation required to be delivered to the Purchaser at or before the Closing Time in accordance with this Agreement.

     10.1.3 Compliance with Agreement - All of the terms, covenants, agreements and conditions of this Agreement to be complied with or performed by the Vendors at or before the Closing Time shall have been complied with or performed.

     10.1.4 Receipt of Closing Documentation - The Purchaser shall have received all documentation required to be delivered to the Purchaser at or before the Closing Time in accordance with this Agreement.

     10.1.5 Approvals - All approvals relating to the consummation of the transactions hereby contemplated shall have been obtained from the relevant regulatory bodies;

     10.1.6 Discharges - All liens, charges, encumbrances, security interests and other claims, whatsoever, registered or made by any Person on or against the Vendor's Rights shall have been discharged or provision therefor, satisfactory to the Purchaser shall have been made at or before the Closing Time.

     10.1.7 Legal Formalities - All actions and proceedings and all instruments and documents required to implement this Agreement or any other agreements incidental thereto, and all other legal matters relating to the purchase of the Vendor's Rights by the Purchaser shall have been approved as to form and legality by counsel for the Purchaser.

     10.1.8 Condition of Corporation's Financial Statements - The Purchaser shall have received the Corporation's Financial Statements in accordance with Section 8 and shall be satisfied with the financial condition of the Corporation based on the contents of the Corporation's Financial Statements.

     10.1.9 No Change of Laws - After the date hereof and prior to the Closing Time, there shall have been no change in the laws in force in any jurisdiction in which any of the Corporation's business is carried on, or any of the Corporation's Assets are located including, without limitation, amendment to or repeal of existing statutes, regulations, rules or policies and enactment or implementation of new statutes, regulations, rules or policies, nor the occurrence of any general or specific event which, in the opinion of the Purchaser, could materially adversely affect the Corporation's Assets, the conduct of its business, or the transactions contemplated herein or the ability of the Corporation to conduct, expand or develop its business or to own or operate the Corporation's Assets after the Closing Time, and no such change shall have been proposed.


     10.1.10 Concurrent Closings - All of the conditions precedent to the obligations of the Purchaser to complete the transactions herein contemplated or contemplated in the other agreements contemplated or required hereby and Schedules hereto shall have been fulfilled or satisfactorily performed in accordance therewith including, without limitation, the delivery of all documents required to be delivered thereunder.

     10.1.11 No Change in Operations - Except as agreed to in writing by the Purchaser, the Corporation shall not and the Vendors shall take such steps as may be necessary to cause the Corporation not to:

                    (a) acquire or agree to acquire any assets or acquire or agree to acquire by amalgamating, merging or consolidating with, purchasing substantially all of the assets of or otherwise, any business or any corporation, partnership, association or other business organization or division thereof;

                    (b) and will not agree to sell, lease or otherwise dispose of or grant any option with respect to any of its assets;

                    (c) guarantee the payment of indebtedness or incur indebtedness for money borrowed or issue any debt securities; or

                    (d) grant any director, any officer or any employee who has a policy making function or who manages a principal business unit, any increase in compensation or in severance or termination pay (whether or not such compensation or pay is payable in cash), or enter into any employment agreement with any such director, officer or employee, or hire or promote any Person.

         10.1.12 No Damage - No destruction, material damage, appropriation, expropriation or seizure of any of the Corporation's Assets or Vendor's Rights or of all Corporation's Assets shall have occurred.

Section  10.2     VENDORS' CONDITIONS

     The obligation of each Vendor to complete the sale of the Vendor's Rights shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions (each of which is hereby acknowledged to be inserted for the exclusive benefit of each Vendor and may be unilaterally waived by each Vendor in whole or in part):

     10.2.1 Truth and Accuracy of Representations - All of the representations and warranties of the Purchaser and Shannon set forth in this Agreement shall be true and correct as at the Closing Time with the same force and effect as though made at the Closing Time.

     10.2.2 Performance of Obligations - All of the terms, covenants, agreements and conditions of this Agreement to be complied with or performed by the Purchaser or Shannon at or before the Closing Time shall have been complied with or performed.

Section 10.3      RIGHTS OF THE PURCHASER AND SHANNON

     If any of the conditions for the exclusive benefit of the Purchaser and Shannon as set forth in Section 10 shall not have been fulfilled at or prior to the Closing Time, the Purchaser and Shannon shall be entitled, by notice to the Vendors prior to the time of completion of the Closing:

     10.3.1 to terminate their obligations hereunder and this Agreement effective as of the time of such notice; or

     10.3.2       to proceed with the Closing as contemplated by Article 11.

     If no such notice is given prior to the completion of the Closing, the Purchaser and Shannon shall be deemed to have elected to proceed with the Closing as contemplated by Article 11.

Section 10.4      RIGHTS OF THE VENDORS

         If any of the conditions for the exclusive benefit of the Vendors set forth in Section 10.2 shall not have been fulfilled at or prior to the Closing Time, the Vendors shall be entitled, by notice to the Purchaser and Shannon prior to the time of completion of the Closing:

     10.4.1 to terminate their obligations hereunder and this Agreement effective as of the time of such notice; or

     10.4.2       to proceed with the Closing as contemplated by Article 11.

If no such notice is given prior to the completion of the Closing, the Vendors shall be deemed to have elected to proceed with the Closing as contemplated by
Article 11.

Section 10.5      RIGHTS OF TERMINATION

         If this Agreement has been terminated pursuant to Section 10.3.1 or
Section 10.4.1 hereof, all Parties to this Agreement shall be released from all their obligations under this Agreement, save and except with respect to pay a break up fee as set out in Section 2.2 of this Agreement.

                                   ARTICLE 11
                                     CLOSING

Section 11.1      PLACE OF CLOSING AND CLOSING TIME

     The Closing shall take place at the Closing Time at the offices of the Purchaser or at such other place as may be agreed upon by the Vendors and the Purchaser; PROVIDED HOWEVER, if the Parties are diligently pursuing completion of the conditions precedent to Closing, the Parties hereby agree that the Time for Closing shall be extended for such reasonable period as shall be necessary to complete such matters.

Section 11.2      DELIVERIES BY VENDORS

     At the Closing Time and at the place of the Closing, each Vendor shall:

     11.2.1 deliver to the Purchaser certificates or other instruments representing or evidencing the Vendor's Rights duly endorsed for transfer or assignment to the Purchaser;

     11.2.2 deliver to the Purchaser a certified copy of a resolution of the directors of the Corporation consenting to the transfer of the Vendor's Rights and authorizing the registration of such transfer on the appropriate registers of the Corporation;

     11.2.3 deliver to the Purchaser one or more certificates or other instruments representing or evidencing the Vendor's Rights, registered in the name of the Purchaser duly signed by the proper officers of the Corporation and evidence satisfactory to the Purchaser that it is registered as the holder thereof on the appropriate registers of the Corporation;

     11.2.4 deliver to the Purchaser at the Closing Time the resignations of all of the directors and officers of the Corporation effective immediately upon the delivery thereof, together with a complete release and discharge by such directors and officers of any and all claims against the Corporation which may have arisen prior to the Closing Time;

     11.2.5 deliver to the Purchaser a certificate signed by each Vendor to the effect that the representations and warranties of the Vendor herein contained are true and correct as at the Closing Time;

     11.2.6 deliver to the Purchaser such other documents as the Purchaser may reasonably request.

Section 11.3      DELIVERIES OF PURCHASER AND SHANNON AT CLOSING

     At the Closing Time and at the Place of Closing, the Purchaser and Shannon shall deliver to each Vendor:

     11.3.1 deliver to each Vendor one or more certificates or other instruments representing or evidencing the Purchase Consideration herein payable to each Vendor, in accordance with Section 3.1 hereof;

     11.3.2 certified resolutions of the Purchaser and Shannon authorizing the transactions contemplated hereby;

     11.3.3 a certificate signed by an officer of the Purchaser and a certificate for an officer of Shannon to the effect that the representations and warranties of the Purchaser and Shannon, as the case may be, herein contained are true and correct as at the Closing Time; and

     11.3.4       such other documents as Vendors may reasonably request.

Section 11.4      CLOSING ESCROW

     All payments or documents delivered by any Person at the Closing Time shall be deemed not to have been delivered until each of the Vendors, the Purchaser and Shannon has declared that it is satisfied with the form and substance of the payments or documents to be delivered to such Person and all conditions to the delivery or release of any payments or documents to be delivered at the Closing Time by Parties other than the Vendors or the Purchaser shall have been satisfied.

                                   ARTICLE 12
                                  MISCELLANEOUS

Section 12.1      GOVERNING LAW AND ATTORNMENT

     This Agreement shall, in all respects, be subject to and be interpreted, construed and enforced in accordance with the laws in effect within the Province of Alberta. Each Party hereby expressly attorns to the jurisdiction of the courts of the Province of Alberta and all courts of appeal therefrom.

Section 12.2      TIME OF THE ESSENCE

         Time shall in all respects be of the essence of this Agreement.

Section 12.3      NOTICES

         The address for notices of each of the Parties shall be as follows:

         SHANNON INVESTMENTS LTD.

         2000 - 715 5 Avenue SW
         Calgary, Alberta T2P 2X6
         Attention: Blair Coady

         Facsimile No:     (403) 538 - 0003
         Telephone No.:    (403) 538 - 3706

                  SHANNON INTERNATIONAL RESOURCES, INC.

         2000 - 715 5 Avenue SW
         Calgary, Alberta T2P 2X6
         Attention: Blair Coady

         Facsimile No.:    (403) 538 - 0003
         Telephone No.:    (403) 538 - 3706

         LOGICAL SEQUENCE INCORPORATED

         192 Joseph Zatzman Drive, Unit 14
         Dartmouth Nova Scotia   B3B 1N4
         Attention: James G. Menzies

         Facsimile No.:    (902) 481 - 7224
         Telephone No.:    (902) 468 - 7177 Ext. 1003

     Each of the Parties may from time to time change their address for service herein by giving written notice to the other Party. Any notice, required or contemplated hereunder, may be served by personal service upon an officer or director of a Party or by telecopy, facsimile transmission or mailing the same, except during periods of actual or anticipated postal disruptions, by prepaid registered post in a properly addressed envelope addressed to the Party at its address for service hereunder, as the same may be amended from time to time in accordance herewith. Any notice given by service upon an officer or director of a Party shall be deemed to be given on the date of such service. Any notice given by mail shall be deemed to be given to and received by the addressee on the fifth Business Day after the mailing thereof. Any notice given by telecopy or facsimile transmission shall be deemed to be given to and received by the addressee on the next Business Day after the sending thereof.

Section 12.4      PRIOR AGREEMENTS

     This Agreement shall supersede and replace any and all prior agreements between the Parties relating to the sale and purchase of the Vendor's Rights and may be amended only by written instrument signed by all Parties.

Section 12.5      FURTHER ASSURANCES

     Each Party hereto shall, from time to time, and at all times hereafter at the request of any other Party hereto, but without further consideration, do all such further acts and execute and deliver all such further instruments, notices, releases and documents as shall be reasonably required in order to fully perform and carry out the terms hereof.

This instrument states the entire agreement between the Parties.

Section 12.6      ENUREMENT

     This Agreement shall be binding upon and shall enure to the benefit of and be binding upon the Parties and their respective successors, receivers, receiver-managers, trustees and permitted assigns, as the case may be.



          The remainder of this page has been left blank intentionally.

     IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement effective as of the date first above written.

                                  Shannon Investments Ltd.

                                  Per: /s/ Blair Coady
                                      ----------------------------------
                                  Blair Coady
                                  Authorized Signing Officer

                                  Shannon International Resources Inc.

                                  Per:  /s/  Blair Coady
                                      ----------------------------------
                                           Blair Coady

                                  Authorized Signing Officer

                                  Logical Sequence Incorporated

                                  Per: /s/ James G. Menzies
                                      ----------------------------------
                                  James G. Menzies
                                  Authorized Signing Officer






                                All Vendors Individually as per the Schedule "D"
                                ------------------------------------------------